EXHIBIT 31.1
Certification of Chief Executive Officer Pursuant to Rule 13a-14(a) or 15d-14(a)
I, Morgan M. Schuessler, Jr., certify that:
1.I have this Amendment No. 1 to the Form 10-K of EVERTEC. Inc;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 1, 2021	/s/ Morgan M. Schuessler, Jr.
Morgan M. Schuessler, Jr.
Chief Executive Officer